UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 12, 2017, Tenax Therapeutics, Inc. (the “Company”) received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) granting the Company an additional 180 calendar days, or until March 12, 2018, to regain compliance with the minimum $1.00 bid price per share requirement for continued listing on The Nasdaq Capital Market. The notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market under the symbol “TENX”. As previously reported on March 17, 2017, the Company received written notice (the “Notification Letter”) from Nasdaq notifying the Company that it was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market, due to the bid price of the Company’s common stock closing below the minimum $1.00 per share for the thirty (30) consecutive business days prior to the date of the Notification Letter.

In accordance with listing rules, the Company was afforded 180 calendar days, or until September 11, 2017, to regain compliance. The Company was unable to regain compliance with the bid requirements within the initial compliance period. However, Nasdaq determined that the Company is eligible for the second compliance period due to the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and due to the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

To regain compliance, anytime before March 12, 2018, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days. If the Company is not in compliance by March 12, 2018, Nasdaq will provide the Company with written notification that its common stock will be subject to delisting. Upon such notice, the Company may appeal the Nasdaq Staff’s determination to a Nasdaq Hearings Panel, pursuant to the procedures set forth in the applicable Nasdaq Marketplace Rules. There can be no assurance that, if the Company appeals the Nasdaq Staff’s determination, such appeal would be successful.

The Company is currently evaluating its alternatives to resolve this listing deficiency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tenax Therapeutics, Inc.

Date: September 12, 2017	By:	/s/ Michael B. Jebsen
Michael B. Jebsen
President, Chief Financial Officer and Interim Chief Executive Officer

3